UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code           (314) 342-2000

                                                          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Stifel Financial Corp., a Delaware corporation (“Stifel”), intends to file a definitive proxy statement and related materials concerning certain elements relating to the transaction and to furnish the definitive proxy statement to Stifel’s shareholders. Shareholders of Stifel are advised to read the proxy statement when it is finalized and distributed because it will contain important information. Shareholders of Stifel will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of Stifel will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) from Stifel’s website, www.stifel.com, or by directing a request by mail to James M. Zemlyak, Stifel Financial Corp., 501 North Broadway, St. Louis, MO 63102, or by calling (800) 488-0970.

Participants in the Solicitation

Stifel and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with certain elements relating to the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in Stifel’s proxy statement relating to the merger. Additional information concerning Stifel’s directors and executive officers is set forth in Stifel’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

On March 1, 2007, Stifel filed a Current Report on Form 8-K regarding its acquisition of Ryan Beck Holdings, Inc. The disclosures in this Current Report on Form 8-K/A supplement the previous Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2007, in connection with its previously disclosed acquisition of Ryan Beck Holdings, Inc., a New Jersey corporation (“Ryan Beck”) and its wholly-owned subsidiary Ryan Beck & Co., Inc., Stifel entered into a registration rights agreement (the “Registration Rights Agreement”) with BankAtlantic Bancorp, Inc., a Florida corporation (“BankAtlantic”), on its own behalf and on behalf of the former optionholders of Ryan Beck who received shares of Stifel common stock in the merger. The form of the Registration Rights Agreement was previously disclosed at the time the transaction was announced.

The Registration Rights Agreement covers the registration of shares of Stifel common stock issued as part of the consideration for the merger. The Registration Rights Agreement requires Stifel to register for resale (i) all such shares held by shareholders other than Bancorp within 120 days after the closing of the Merger and (ii) one-third of such shares held by Bancorp within 120 days after the Closing of the Merger, and another one-third of such shares held by Bancorp not less than 60 days before each of the first and second anniversaries of Stifel’s initial share registration. Additionally, the Registration Rights Agreement includes a lock-up provision under which Bancorp agreed not to sell, other than in a private sale, or hedge such shares for certain amounts of time according to a timetable set forth in the Registration Rights Agreement. Finally, the Registration Rights Agreement

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includes standstill provisions under which Bancorp agreed not to, by itself or through its affiliates, acquire shares of Stifel common stock in excess of certain thresholds, and not to otherwise seek to acquire, merge or exert control over Stifel, other than as provided in the definitive merger agreement, for a period of time as defined in the Registration Rights Agreement.

A copy of the Registration Rights Agreement is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement. The Registration Rights Agreement has been attached to provide investors with information regarding their terms. The Registration Rights Agreement is not intended to provide any other factual information about Stifel, Merger Sub, Bancorp or Ryan Beck.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired. The registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the Form 8-K amended by this Form 8-K/A was due for filing.

(b)

Pro Forma Financial Information. The registrant hereby undertakes to file the financial information required by this Item 9.01(b) not later than 71 days after the Form 8-K amended by this Form 8-K/A was due for filing.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K/A:

Exhibit.	Exhibit Description
4.1	Registration Rights Agreement dated February 28, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: March 6, 2007	By:	/s/ James M. Zemlyak
Name: James M. Zemlyak Title: Chief Financial Officer

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Exhibit Index

Exhibit.	Exhibit Description
4.1	Registration Rights Agreement dated February 28, 2007

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